UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2008

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 2, 2008, the Board of Directors of MasterCard Incorporated (the “Company”) approved amendments to, and restated, the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”). The material changes effected by the adoption of the Amended and Restated Bylaws were to (i) expand the information required to be provided by any stockholder who proposes director nominations or any other business for consideration at a meeting of stockholders, including disclosure of hedging activity, and to require periodic updating of such information and (ii) update the advance notice provisions to ensure that such provisions are clear and unambiguous and that compliance with the notice procedures set forth in the Advanced and Restated Bylaws is the exclusive means for a stockholder to make nominations or submit other business at a meeting of stockholders. The Amended and Restated Bylaws became effective on December 2, 2008.

A copy of the Amended and Restated Bylaws is attached as Exhibit 3.1 hereto and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

3.1	Amended and Restated Bylaws, effective as of December 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: December 5, 2008	By	/s/ Noah J. Hanft
Noah J. Hanft
General Counsel, Chief Franchise Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Amended and Restated Bylaws, effective as of December 2, 2008.